Exhibit 99.1
June 20, 2023 Annual Shareholders’ Meeting 1

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for credit losses; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the ongoing war between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. Management believes that the supplemental non-GAAP information provides a better comparison of the impact of unrealized losses on the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.

Company Overview 3 • Growth-oriented commercial bank headquartered in Reston, Virginia • Established in 2006, the Company has grown organically to over $2.35 billion in assets • Second largest community bank headquartered in Northern Virginia • Seasoned executive team with decades of in-market banking experience • Strategy emphasizes growth in loans, core funding, and profitability while maintaining strong asset quality and delivering tailored banking services

Our Shareholder Value Proposition Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management 4

2022 Accomplishments 5 1 – FINANCIAL SUCCESS 2 – CONNECTED TO THE COMMUNITY 3 – ENHANCED VALUE FOR INVESTORS 4 – ATTACHED TO EFFICIENCY 5 –TIED INTO TECH

Strategic Priorities 6 Provide an Exceptional Client Experience Expand In High Growth Markets Maintain Financial and Credit Discipline

Mission & Values 7

8 Selective FinTech partnerships provide operating leverage and fuel additional growth Customer Experience Operating Efficiencies Risk Mitigation FinTech Partnership Benefits Various FinTech Partnerships Leveraging Technology

$1.83 $2.25 2021 2022 2022 Financial Performance 9 1.25% 1.40% 2021 2022 Return on Average Assets 12.90% 15.18% 2021 2022 11.8% 17.7% 22.9% Return on Average Equity Diluted Earnings Per Share

2022 Growth 10 $2,149,309 $2,348,235 2021 2022 $1,666,469 $1,789,508 2021 2022 $1,881,553 $2,067,740 2021 2022 9.3% 7.4% 9.9% Total Assets Total Loans Total Deposits Dollars in thousands

First Quarter 2023 Recap 11 • During the twelve months ended March 31, 2023, the Federal Reserve increased interest rates 4.75% (from 0.25% to 5.00%). • The rate hikes, intended to combat inflation, resulted in two significant bank failures (Silicon Valley and Signature banks) and one large bank’s decision to wind down operations (Silvergate bank). • These banks had very unique business models that emphasized venture capital funded companies or a strategic emphasis on crypto currency. • John Marshall Bank is not directly involved in either of these lines of business. • Media speculation over a potential banking crisis and interest rate environment underscored John Marshall Bank’s focus on safety and soundness as our top priority during the first quarter of 2023. • First quarter 2023 earnings, while not a record, compared favorably to peers.

First Quarter 2023 Recap 12 0.0% 0.8% JMSB FDIC - All Banks 16.1% 15.1% JMSB FDIC - All Banks 4.1% -10.0% JMSB FDIC - All Banks FDIC – All Banks data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2023. Asset Quality Nonperforming Assets / Assets Bank Capital Total Risk Based Capital Ratio Liquidity Annualized Deposit Growth

Strong Capital Position 13 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital Total risk-based capital ratio Ratios (%) Well-Capitalized Threshold December 31, 2022 March 31, 2023 Bank Regulatory Capital Ratios (As Reported)

Ample Liquidity to Cover Uninsured Deposits 14 • The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $852.6 million as of March 31, 2023. • As of March 31, 2023, the Company’s liquidity position represented 117% of the Company’s adjusted uninsured deposits, defined as all deposits in excess of the $250,000 FDIC insurance limit less deposits fully collateralized by securities.

Credit Quality 15 Nonperforming Assets¹ / Assets (%) 0.32% 0.01% 0.09% 0.03% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.50% 1.00% 2015 2016 2017 2018 2019 2020 2021 2022 1Q2023 Net Charge-Offs / Loans (%) 0.08% 0.33% 0.07% 0.03% 0.01% 0.00% 0.01% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2015 2016 2017 2018 2019 2020 2021 2022 1Q2023 (1) Nonperforming assets include nonaccrual loans and leases, and foreclosed or repossessed assets.

Investment Portfolio as of March 31, 2023 16 U.S Treasuries and Gov't Agencies, 28.7% Agency Mortgage-Backed and Asset-Backed, 68.7% Municipal, 1.9% Corporate bonds, 0.6%

Loan Portfolio Composition as of March 31, 2023 17 Commercial business, 2.3% Commercial owner-occupied real estate, 20.6% Retail Properties, 21.7% Industrial, 3.0% Warehouse, 1.9% Hotel/Motel, 2.3% Other Properties, 1.4% Office, 7.1% Construction & development, 10.2% Residential mortgage, 24.5% Multi-family, 5.0% Investor real estate, 37.4%

Funding Composition 18 82.2% 81.2% 86.3% 81.8% 81.9% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 12/31/2019 12/31/2020 12/31/2021 12/31/2022 3/31/2023 Core Wholesale Deposit Composition

Stock Valuation 19 (1) Information sourced from S&P Capital IQ with share price data as of June 15, 2023 and Company financial data as of March 31, 2023. Peer Banks Ticker Company FNB F.N.B. Corporation UBSI United Bankshares, Inc. FULT Fulton Financial Corporation AUB Atlantic Union Bankshares Corporation WSBC WesBanco, Inc. SASR Sandy Spring Bancorp, Inc. EGBN Eagle Bancorp, Inc. FRST Primis Financial Corp. SMMF Summit Financial Group, Inc. MVBF MVB Financial Corp. BRBS Blue Ridge Bankshares, Inc. CFFI C&F Financial Corporation FVCB FVCBankcorp, Inc. CBNK Capital Bancorp, Inc. MNSB MainStreet Bancshares, Inc. FXNC First National Corporation FDVA Freedom Financial Holdings, Inc. NACB National Capital Bancorp, Inc. 137% 88% 0% 20% 40% 60% 80% 100% 120% 140% 160% Stock Price / Book Value1 Stock Price/Book Value Average

Appendix 20

Strong Capital Position 21 (1) The above graph illustrates the impact of unrealized losses on the Company’s bond portfolio on the Bank’s regulatory capital ratios and are Non-GAAP financial measures. See reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of Non-GAAP Disclosures”. 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital Total risk-based capital ratio Ratios (%) Well-Capitalized Threshold December 31, 2022 March 31, 2023 Adjusted Bank Regulatory Capital Ratios (Non-GAAP1)

JMSB Return vs. Russell 2000 Index 22 (1) Information sourced from Yahoo! Finance and indexcalculator.com with share price data as of December 31, 2022, March 31, 2023 and June 15, 2023 12.3% 14.8% 13.6% 8.1% 8.5% 6.7% June 2008 June 2011 November 2013 Annual Return Date of Initial Investment Return as of December 31, 2022 JMSB Russell 2000 9.9% 11.7% 9.8% 8.1% 8.6% 6.8% June 2008 June 2011 November 2013 Annual Return Date of Initial Investment Return as of March 31, 2023 JMSB Russell 2000 9.7% 11.4% 9.5% 8.4% 8.9% 7.2% June 2008 June 2011 November 2013 Annual Return Date of Initial Investment Return as of June 15, 2023 JMSB Russell 2000

Stock Valuation 23 Peer Banks Ticker Company FNB F.N.B. Corporation UBSI United Bankshares, Inc. FULT Fulton Financial Corporation AUB Atlantic Union Bankshares Corporation WSBC WesBanco, Inc. SASR Sandy Spring Bancorp, Inc. EGBN Eagle Bancorp, Inc. FRST Primis Financial Corp. SMMF Summit Financial Group, Inc. MVBF MVB Financial Corp. BRBS Blue Ridge Bankshares, Inc. CFFI C&F Financial Corporation FVCB FVCBankcorp, Inc. CBNK Capital Bancorp, Inc. MNSB MainStreet Bancshares, Inc. FXNC First National Corporation FDVA Freedom Financial Holdings, Inc. NACB National Capital Bancorp, Inc. (1) Information sourced from S&P Capital IQ with share price data as of June 15, 2023 and Company financial data as of March 31, 2023. 137% 109% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% Stock Price / Tangible Book Value1 Stock Price/Tangible Book Value Average

Reconciliation of Non-GAAP Disclosures

John Marshall Bancorp, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)

	As of and For the Three Months Ended March 31, 2023	December 31, 2022
Regulatory Ratios (Bank)		
Total risk-based capital (GAAP)	$ 290,202	$ 283,471
Less: Losses on available-for-sale securities, net of tax benefit [1]	25,414	28,942
Less: Losses on held-to-maturity securities, net of tax benefit [1]	13,067	14,421
Total risk-based capital, excluding losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 251,721	$ 240,108
Tier 1 capital (GAAP)	$ 269,281	$ 262,960
Less: Losses on available-for-sale securities, net of tax benefit [1]	25,414	28,942
Less: Losses on held-to-maturity securities, net of tax benefit [1]	13,067	14,421
Tier 1 capital, excluding losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 230,800	$ 219,597
Risk weighted assets (GAAP)	$ 1,805,238	$ 1,819,305
Less: Risk weighted available-for-sale securities	58,588	60,894
Less: Risk weighted held-to-maturity securities	17,611	17,762
Risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 1,729,039	$ 1,740,649
Total assets for leverage ratio (GAAP)	$ 2,333,620	$ 2,327,939
Less: Average available-for-sale securities	356,708	362,024
Less: Average held-to-maturity securities	99,011	100,050
Total assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 1,877,901	$ 1,865,865
Total risk-based capital ratio [2]		
Total risk-based capital ratio (GAAP)	16.1 %	15.6 %
Total risk-based capital ratio (Non-GAAP)	14.6 %	13.8 %
Tier 1 capital ratio [3]		
Tier 1 risk-based capital ratio (GAAP)	14.9 %	14.4 %
Tier 1 risk-based capital ratio (Non-GAAP)	13.3 %	12.6 %
Common equity tier 1 ratio [4]		
Common equity tier 1 ratio (GAAP)	14.9 %	14.4 %
Common equity tier 1 ratio (Non-GAAP)	13.3 %	12.6 %
Leverage ratio [5]		
Leverage ratio (GAAP)	11.5 %	11.3 %
Leverage ratio (Non-GAAP)	12.3 %	11.8 %

(1) Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2) The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3) The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(4) The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5) The leverage ratio is calculated by dividing tier 1 capital by total assets for leverage ratio.

JOHN MARSHALL BANCORP, INC.
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